UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Kopin Corporation

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KOPIN CORPORATION

March 14, 2004

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of KOPIN CORPORATION (the “Company”), to be held at 10:00 a.m. on April 21, 2004, at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts (the “Meeting”).

The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

The Board of Directors of the Company encourages your participation in the Company’s electoral process and, to that end, solicits your proxy. You may give your proxy by completing, dating and signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting.

Sincerely,

JOHN C.C. FAN

Chairman

200 John Hancock Road, Taunton, Massachusetts 02780

KOPIN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 21, 2004

Notice is hereby given that the Annual Meeting (the “Meeting”) of Stockholders of Kopin Corporation (the “Company”) will be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts on April 21, 2004, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	A proposal to elect seven (7) directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	A proposal to ratify an amendment to the Company’s 2001 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan.

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year.

4.	Such other business as may properly come before the Meeting or any adjournments thereof.

Stockholders of record at the close of business on March 10, 2004 are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

JOHN C.C. FAN

Chairman

Taunton, Massachusetts

March 14, 2004

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

KOPIN CORPORATION

200 John Hancock Road

Taunton, Massachusetts 02780

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of KOPIN CORPORATION (the “Company”) of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on April 21, 2004, and at any adjourned session thereof. This proxy statement was first mailed to stockholders on or about March 14, 2004. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. It is expected that solicitations will be made primarily by mail, but directors, officers and regular employees of the Company also may solicit proxies by telephone, telegraph and in person, without additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

The close of business on March 10, 2004 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 70,056,874 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

Proxies in the form enclosed are solicited by the Board. Any proxy may be revoked at any time before it is voted by written notice of revocation received by the Secretary of the Company prior to the Meeting, by delivering a later dated proxy in accordance with the instructions on the enclosed proxy and by voting in person at the meeting or by revocation of a written proxy by request in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting.

For Proposal 1, directors are elected by a plurality of shares present in person or represented by proxy at the Meeting and entitled to vote, which means that the seven individuals receiving the highest number of “FOR” votes will be elected directors. Proposals 2 and 3 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on each such proposal.

If, in a proxy submitted on behalf of a stockholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will be counted as present for purposes of establishing a quorum at the meeting but will not be considered entitled to vote on such proposals and such “non-votes” will have no effect on the results of the voting on such proposals. Proxies marked as “abstain” as to one or more proposals will be counted as present for purposes of establishing a quorum at the meeting and for the purpose of calculating the vote on such proposals. Such abstentions will have the effect of a vote against such proposals.

The Chairman of the Board or the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote have the power to adjourn the Meeting from time to time without notice other than announcement at the Meeting of the time and place of the adjourned meeting.

The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the notice of Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on any such matter in accordance with their best judgment.

Corporate Governance Matters

Corporate Governance Practices and Board Independence

During 2003, the Board undertook a comprehensive review of the Company’s corporate governance practices, committee charters and overall governance structure in light of the Sarbanes-Oxley Act of 2002 and new rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). In December 2003, the Board approved a number of new or revised corporate governance documents in order to ensure the Company’s continued compliance with applicable law, rules and regulations. In particular, the Board revised its Audit Committee charter, which is attached hereto as Appendix A, and adopted charters for its Compensation Committee and its Nominating and Corporate Governance Committee, which committee codified its own charter in June 2003. The Board also adopted corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at www.kopin.com and a copy of any of them may be obtained upon written request to the Company, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780.

In September 2003, the Board appointed Michael J. Landine as a director to fill a vacancy on the Board and to its Audit Committee in place of Michael A. Wall. This year, Mr. Landine is standing for election by the stockholders for the first time. Mr. Landine was recommended by Dr. Fan, our Chief Executive Officer and Chairman of the Board, and certain non-management directors. He was then nominated by the Company’s Nominating and Corporate Governance Committee in accordance with the procedures described below. The Board concluded that, based on Mr. Landine’s financial and industry experience, Mr. Landine would make a valuable addition to the Board and would facilitate our continued compliance with applicable law, rules and regulations. The Board also determined that Mr. Landine is independent under applicable SEC and NASD rules and regulations and qualifies as an “audit committee financial expert” under applicable SEC rules and regulations. In addition, the Board has determined that a majority of the directors are independent under applicable NASD rules and regulations.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it or any of the directors. Stockholders may send written communications to the Board or any director to Kopin Corporation, Board of Directors, c/o Chief Financial Officer, 200 John Hancock Road, Taunton, MA 02780. Stockholders also may send communications via email to rsneider@kopin.com with the notation “Attention: Chief Financial Officer/Board of Directors” in the Subject field. All communications will be submitted to the Board or the individual directors on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

Prior to this year, the Company had no formal policy with respect to director attendance at annual stockholder meetings. One director attended the 2003 annual stockholder meeting. Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance. The Company has scheduled a Board meeting in conjunction with our annual stockholder meeting this year.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members, it will recommend to the full Board that candidate’s election.

Before nominating a sitting director for re-election at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s re-election would be consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, which may include the following:

•	Independence from management;

•	Age, gender and ethnic background;

•	Relevant business experience;

•	Judgment, skill and integrity;

•	Existing commitments to other businesses;

•	Potential conflicts of interest;

•	Corporate governance background;

•	Financial and accounting background;

•	Executive compensation background; and

•	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780 and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;

•	The class and number of shares of Company capital stock, if any, owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;

•	A description of the candidate’s business and educational experience;

•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•	Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;

•	A description of any relationship or understanding between the stockholder and the candidate; and

•	A written statement by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Under our by-laws, nominations for director may be made only by or at the direction of the Board, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers written notice along with the additional information and materials required by the by-laws to the Company not less than 75 days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year occurred. For our annual meeting in the year 2005, we must receive this notice on or before February 5, 2005. You can obtain a copy of the full text of the by-law provision by writing to the Company, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s By-laws provide that the Board shall consist of not less than three nor more than thirteen directors. The Board has fixed the number of directors at seven. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of each of the nominees to be directors of the Company until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. If any nominee is unavailable, such votes will be cast either for a substitute nominee or to fix the number of directors at a lesser number. The current Board has no reason to expect that any of the nominees will be unavailable.

The following table sets forth certain information with respect to the persons who have been nominated to serve as directors of the Company. All of such persons are presently directors of the Company.

Name	Age	Served as Director Since	Position and Offices with the Company
John C.C. Fan	60	1984	President, Chief Executive Officer, Director and Chairman of the Board
David E. Brook (2)	63	1984	Secretary and Director
Andrew H. Chapman (1)(3)	49	1985	Director
Morton Collins (1)(3)	68	1985	Director
Chi Chia Hsieh	59	1995	Director
Michael J. Landine (1)	50	2003	Director
Michael A. Wall (2)(3)	75	1984	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Background of Nominees for Director and Certain Officers

John C.C. Fan, President, Chief Executive Officer, Chairman of the Board. Dr. Fan has served as Chief Executive Officer and Chairman of the Board since its organization in April 1984. He has also served as President of the Company since July 1990. Prior to July 1985, Dr. Fan was Associate Leader of the Electronic Materials Group at MIT Lincoln Laboratory. Dr. Fan is the author of numerous patents and scientific publications. Dr. Fan received a Ph.D. in Applied Physics from Harvard University.

David E. Brook, Secretary and Director. Mr. Brook has served as a Director since 1984. Mr. Brook is the founder and senior partner of the patent law firm of Hamilton, Brook, Smith & Reynolds in Concord, Massachusetts.

Andrew H. Chapman, Director. Mr. Chapman has served as a Director of the Company since 1985. Mr. Chapman is a founder and was a director of Narad Networks, a privately held telecommunications network equipment company from 2002 to 2003. Mr. Chapman was a founder of MaxComm Technologies, Inc., a telecommunications equipment company, and was a director and Executive Vice President of MaxComm from 1998 to 1999, when it was sold to Cisco Systems. From 1994 to 1996, Mr. Chapman also served as Executive Vice President of Integrated Network Corporation, of which he has also served as a director. During that time, Mr. Chapman was also a founder and co-General Manager of Dagaz Technologies, Integrated Network’s Multimedia Business Unit, which was sold to Cisco Systems in 1997. From its formation in 1988 to 1998, Mr. Chapman was also Managing Director of The Vertical Group, a private investment management company.

Morton Collins, Director. Mr. Collins has served as a Director of the Company since 1985. Mr. Collins has been a General Partner of BVP Partners, LLC, since 2003. BVP Partners, LLC is the General Partner of Battelle Ventures, L.P., a venture capital limited partnership. Before that Mr. Collins had been a General Partner of DSV Partners III, a venture capital limited partnership, since 1981, and a General Partner of DSV Management Ltd. since 1982. Since 1985, DSV Management Ltd. has been the General Partner of DSV Partners IV, a venture capital limited partnership. Mr. Collins is also a director of Strategic Diagnostics, Inc.

Chi Chia Hsieh, Director. Dr. Hsieh has served as a Director of the Company since December 1995. Dr. Hsieh is currently the Vice Chairman and was previously the President of Microelectronics Technology, Inc., a Taiwan corporation publicly traded on the Taiwan Stock Exchange. Dr. Hsieh is also Chairman of the Board of Directors of Kopin Taiwan Corporation, a Taiwan corporation in which the Company is a shareholder.

Michael A. Wall, Director. Mr. Wall has served as a Director since 1984. Mr. Wall is a director and Chairman of Alkermes, Inc. Mr. Wall has founded, been a director of and/or managed numerous high technology firms in the last three decades, including Centocor, Inc. and Flow Laboratories, Inc.

Michael J. Landine, Director. Mr. Landine is Vice President of Corporate Development for Cambridge, Massachusetts-based Alkermes, Inc. (NASDAQ: ALKS), where he has worked for the past 15 years. A Certified Public Accountant, Mr. Landine served for 10 years as the chief financial officer and treasurer of Alkermes. Mr. Landine also serves as an advisor to Walker Magnetics Group, an international manufacturer of industrial equipment. From 1976 to 1983, Mr. Landine worked for the international accounting firm Touche Ross & Co.

Board and Committee Meetings

During the fiscal year ended December 31, 2003 (the “2003 Fiscal Year”), the Board held five meetings. During the 2003 Fiscal Year, no incumbent director, while a director, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which any individual director served.

The Audit Committee presently is composed of three directors, Morton Collins, Michael J. Landine and Andrew H. Chapman, each of whom the Board has determined is independent under applicable SEC and NASD rules and regulations. In connection with Mr. Landine’s appointment as a director, the Board determined that Mr. Landine is qualified to be an “audit committee financial expert” under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee is governed by a charter which was revised in December 2003 and is attached hereto as Appendix A. The Charter delegates to the Audit Committee the responsibility to engage the independent auditors, review the audit fees, supervise matters relating to audit functions, review and set internal policies and procedure regarding audits, accounting and other financial controls, and review related party transactions. During the 2003 Fiscal Year, the Audit Committee met two times and the Chairman of the Audit Committee reviewed each of the Company’s quarterly financial statements on behalf of the entire Audit Committee.

The Nominating and Corporate Governance Committee was formed in June 2003 and presently is composed of three directors, Morton Collins, Andrew Chapman and Michael Wall, each of whom the Board has determined is independent under applicable NASD rules and regulations. It met for the first time in September 2003 to consider nominating a new member to the Board. The Nominating and Corporate Governance Committee is responsible for considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company’s corporate governance guidelines. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.kopin.com.

The Compensation Committee presently is composed of two directors, David E. Brook and Michael A. Wall, each of whom the Board has determined is independent under applicable NASD rules and regulations. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options, restricted stock and stock grants under the Company’s 2001 Equity Incentive Plan and 2001 Supplemental Equity Incentive Plan (the “Supplemental Plan”), and other benefits and general review of the Company’s employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company’s officers requiring disclosure under applicable regulations of the Securities and Exchange Commission. Mr. Brook is a name partner of Hamilton, Brook, Smith & Reynolds, which is patent counsel to the Company. During the 2003 Fiscal Year, the Compensation Committee met two times.

The Board recommends that the stockholders vote “FOR” the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. The directors shall be elected by a plurality of the votes cast by the holders of Common Stock represented in person or by proxy at the Meeting and entitled to vote.

Executive Compensation

The table below sets forth certain compensation information for the fiscal years ended 2003, 2002 and 2001 with respect to the Company’s Chief Executive Officer and the four other most highly paid executive officers of the Company in 2003.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	Restricted Stock Awards ($)(1)	All Other Compensation (2)($)
John C. C. Fan Chairman, CEO and President	2003 2002 2001	425,000 400,000 381,000	0 0 0	200,000 400,000 450,000	637,450 0 0	261,241 83,813 244,950

Richard A. Sneider Treasurer and Chief Financial Officer	2003 2002 2001	250,000 230,000 219,000	0 0 0	25,000 70,000 100,000	201,300 0 0	89,153 29,938 2,400

Bor Yeu Tsaur Executive Vice President—Display Operations	2003 2002 2001	260,000 240,000 229,000	0 0 0	25,000 70,000 60,000	201,300 0 0	131,167 43,406 184,313

Daily S. Hill Senior Vice President—Gallium Arsenide Operations	2003 2002 2001	180,000 170,000 134,000	0 20,000 0	15,000 50,000 50,000	93,940 0 0	2,154 2,400 97,364

Hong Choi Chief Technology Officer	2003 2002 2001	175,000 160,000 153,000	0 0 0	15,000 70,000 85,000	110,715 0 0	41,486 14,522 2,250

(1)	At December 31, 2003, the number and value of the aggregate restricted stock holdings of the named executive officers are set forth below. The value was calculated based on the reported closing price of the Common Stock on the Nasdaq National Market (“Nasdaq”) on December 31, 2003, which was $6.71. Each restricted stock award vests either 50% on each of the first two anniversary dates of the award (“Two Year Vesting”) or 25% on each of the first four anniversary dates of the award (“Four Year Vesting”).

	Number of Shares of Common Stock
Name	Two Year Vesting	Four Year Vesting	Total	Value ($)
John C.C. Fan	25,000	70,000	95,000	637,450
Richard A. Sneider	10,000	20,000	30,000	201,300
Bor Yeu Tsaur	10,000	20,000	30,000	201,300
Daily S. Hill	6,500	7,500	14,000	93,940
Hong Choi	6,500	10,000	16,500	110,715

(2)	Amounts represent the Company’s matching contributions under the Company’s 401(k) Plan ranging from $1,900 to $3,000 per executive officer and the forgiveness of loans for certain officers, which were permissible under previously applicable law and are discussed under the section “Certain Transactions.”

The following two tables disclose, for the Chief Executive Officer and the other named executives, information regarding stock options granted or exercised during, or held at the end of, Fiscal Year 2003 pursuant to the Company’s stock option and equity incentive plans.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term (2)
						5% ($)	10% ($)
John C. C. Fan	200,000	(1)	31.3	5.29	12/11/13	665,400	1,686,200
Richard A. Sneider	25,000	(1)	3.9	5.29	12/11/13	83,200	210,800
Bor Yeu Tsaur	25,000	(1)	3.9	5.29	12/11/13	83,200	210,800
Daily S. Hill	15,000	(1)	2.3	5.29	12/11/13	49,900	126,500
Hong Choi	15,000	(1)	2.3	5.29	12/11/13	49,900	126,500

(1)	Includes options granted under the Company’s 2001 Equity Incentive Plan. Options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Exercises of one-fourth of the options to purchase shares are permitted on the first, second, third and fourth anniversaries of the grant date provided such person is employed by the Company. Such options are not transferable, other than by will or the laws of descent and distribution and to certain immediate family members, trusts for the benefit of such family members and partnerships in which such family members are partners and to any other persons in the discretion of the Compensation Committee (subject to certain restrictions).

(2)	The potential realizable value assumes that the price of the Common Stock increases from the date of grant until the end of the option term (typically 10 years) at the annual rate of 5% and 10%. The assumed annual rates of appreciation are computed in accordance with applicable SEC rules and regulations. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher. The closing price of the Common Stock on December 31, 2003 was $6.71.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized (1)($)	Number of Securities Underlying Unexercised Options at 12/31/03 (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at 12/31/03 ($) (2) Exercisable/ Unexercisable
John C.C. Fan	50,000	314,986	2,441,906/683,333	4,108,898/1,044,167
Richard A. Sneider	50,000	229,839	277,819/119,167	240,291/172,008
Bor Yeu Tsaur	0	0	470,087/110,833	1,166,962/166,442
Daily S. Hill	7,500	41,364	206,500/82,500	74,504/115,625
Hong Choi	40,000	183,988	145,000/165,000	36,225/163,375

(1)	Value realized is based on the closing price of the Common Stock on the date of exercise minus the exercise price.

(2)	Value of the Common Stock is based on the closing price of the Common Stock as of December 31, 2003 ($6.71) minus the exercise price.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 about shares of the Company’s common stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,402,479	$9.52	836,495	(3)
Equity compensation plans not approved by security holders(2)	1,035,868	$5.05	4,494

Total	9,438,347	$9.03	840,989

(1)	Column (a) consists of the 1992 Stock Option Plan, 2001 Equity Incentive Plan and the Director Stock Option Plan.

(2)	Consists solely of the 2001 Supplemental Equity Incentive Plan, which does not require the approval of, and has not been approved by, the Company’s stockholders.

(3)	Includes 716,495 options available under the 2001 Equity Incentive Plan and 120,000 options available under the Director Stock Option Plan.

The 2001 Supplemental Equity Incentive Plan.

The Supplemental Plan was adopted by the Board in March 2001. The Supplemental Plan is a non-stockholder approved plan (as permitted under NASD rules and regulations applicable at the time of adoption by the Board). The Supplemental Plan is intended to be a broadly based plan within the meaning of NASD rules and regulations applicable at the time of adoption by the Board. The Supplemental Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code. The Supplemental Plan allows for the issuance of up to 1,300,000 options to acquire the Company’s stock or shares of restricted stock or stock grants. The purpose of the Supplemental Plan is to encourage ownership of Common Stock by employees, consultants, advisors and directors of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Supplemental Plan provides for the grant of non-qualified stock options or restricted stock awards or stock grants to employees (including officers, directors, advisors and consultants). The Supplemental Plan will expire on April 18, 2011, unless earlier terminated by the Board.

Executive Employment Agreement

The Company has entered into an employment agreement with Dr. John C.C. Fan pursuant to which the Company has agreed to employ Dr. Fan as Chief Executive Officer. The agreement provides for the assignment of all inventions made by Dr. Fan while in the employ of the Company and includes a covenant by Dr. Fan not to compete with the Company during his employment and under certain circumstances for up to one year thereafter. The agreement expires February 20, 2006. Dr. Fan’s salary is to be determined each year by the Board. At the end of 2003, the Board set Dr. Fan’s annual salary for 2004 at $450,000.

Director Compensation

In June 2003 the Board approved compensation for outside directors of an annual retainer of $5,000 and $1,500 per meeting attended. The annual retainer is prorated for the number of days a director is a member of the

Board in the event it is the year of his or her initial election to the Board or he or she terminates his or her membership on the Board during the year. Each non-employee Director is also entitled to receive an initial option grant for 15,000 shares on the date of his or her initial election to the Board and a subsequent annual option grant for 25,000 shares. The Company also pays expenses for attendance at meetings of the Board and committees thereof.

Certain Transactions

As a further retention device and reward to certain executives and to augment the Company’s existing executive compensation components, in 1998 the Compensation Committee established an incentive compensation program under which officers were eligible to receive over a two year period beginning in 1999 certain cash based incentive compensation. This program was structured in the form of Company loans ranging between 50% to 100% of the officer’s annual base salary. These loans bore interest at annual rate of 7.75%. A percentage of these loans up to 100% was forgiven subject to the continued employment of the officer over a period of time, usually two years. In March 2001 the following officers were granted loans: John C.C. Fan ($300,000), Bor Yeu Tsaur ($150,000), Richard A. Sneider ($100,000) and Hong Choi ($45,000). In accordance with the terms of the loans, the balance on these loans at December 31, 2003 was $0. In accordance with the Sarbanes-Oxley Act of 2002, the Company no longer makes loans to its executive officers.

Dr. Hsieh, a Director of the Company, is Chairman of a venture, Kopin Taiwan Corporation, located in Taiwan in which the Company has a minority interest. Dr Hsieh owns approximately 1% of the outstanding common stock of the venture. Microelectronics Technology Incorporated, a publicly traded company in Taiwan, is also a minority investor in this venture. Dr. Hsieh may also be deemed to have an indirect ownership in the venture through his ownership of Microelectronics Technology Incorporated.

Dr. Fan is a founder and board member of a company in which the Company has invested $1.6 million. Dr. Fan currently owns approximately 7.0% of this company. Certain directors and an officer of the Company also invested in this company. The range of ownership is from .2% to 1.5%.

Mr. Brook, a director of the Company, is a partner of the patent law firm of Hamilton, Brook, Smith & Reynolds P.C., which is patent counsel to the Company. During Fiscal Year 2003 the Company paid Hamilton, Brook, Smith & Reynolds P.C. fees of approximately $782,000.

COMPENSATION COMMITTEE REPORT

ON

EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s executive compensation is based upon three primary components: base salary, incentive or bonus compensation, and grants of stock options. Each component is intended to serve the overall compensation philosophy of the Company. In this respect, the Compensation Committee believes that compensation should reflect the value created for stockholders while supporting the Company’s short and long term strategic goals. Compensation programs should reflect and promote the Company’s values and reward individuals for outstanding contributions to the Company’s success. Also, short and long term compensation play a critical role in attracting and retaining qualified executives.

Overall Objectives of Executive Compensation Program

The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long term success of the Company. The Company’s executive compensation philosophy is based on the following principles:

•	Competitive and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company’s compensation practices with its general understanding of those of companies in similar industries and at a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

•	Performance

Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

In evaluating each executive’s performance, the Company generally conforms to the following process:

•	Prior to the beginning of the year, Company and individual goals and objectives are set.

•	Near the end of the year, the executive’s manager, or, in the case of the Chief Executive Officer, the Compensation Committee, evaluates accomplishment of the executive’s goals and objectives and his contributions to the Company.

•	The executive’s performance is then compared with peers within the Company.

•	The comparative results, combined with the Compensation Committee’s general understanding as to comparative compensation practices of similar companies at a similar stage of development, are then used to determine salary, incentive or bonus compensation and stock option compensation levels.

Compensation Program Components

Annual compensation for the Company’s executives consists of four elements—salary, incentive and bonus payments, stock options and restricted stock awards. Executives also are entitled to participate in the same benefit plans that are available to other employees. Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with companies similar in size to the Company. The

Compensation Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The Compensation Committee determined that for Fiscal Year 2003 an average 3.0% increase in base salary for a cost of living adjustment, and merit increases ranging from 3 to 7%, would be appropriate for the Company’s executives.

The Company’s officers are eligible to receive incentive or bonus compensation in the discretion of the Compensation Committee based primarily on the attainment of certain goals and objectives and the executive’s contributions to the Company. In awarding incentive compensation, the Compensation Committee gave special consideration to those executives who made a material contribution to the achievement of corporate performance goals, including development of various strategic corporate relationships, new product development, continued progress in the commercialization of the Company’s technology and increased product revenues, in awarding incentive compensation. Management also had requested and the Compensation Committee agreed to authorize cash bonuses to other executive and nonexecutive employees totaling approximately 3.0% of total employee compensation.

The Compensation Committee believes that stock option and restricted stock awards are an important mechanism to incentivize employees. Stock options and restricted stock awards, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The size of the awards is generally intended by the Compensation Committee to reflect the executive’s or employee’s position within the Company and his contributions to the Company. Stock option and restricted stock awards are designed to promote the identity of long-term interests between the Company’s employees and its stockholders and assist in the retention of executives. The stock option exercise price for the executive or employee is generally the fair market value of the stock on the date of grant, accordingly employees and executives recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the Company’s long-term stock market performance. The Compensation Committee typically authorizes the grant of stock options vesting over a period of four years in order to incentivize each employee over a relatively significant period of time. The Compensation Committee typically authorizes the grant of restricted stock award vesting over a period of two to four years as a retention device over a reasonable period of time.

In December 2003, the Compensation Committee reserved pools of 490,000 and 275,000 shares of Common Stock for issuance of stock option grants and restricted stock awards, respectively, to employees and executives. In establishing the appropriate number of stock options to grant to the Company’s employees and executives for Fiscal Year 2003, the Compensation Committee determined that the total grants to the Company’s employees and executives for the year as a proportion to the Company’s ownership as a whole bore a reasonable relationship, being approximately 1.0% of the issued and outstanding Common Stock as of March 10, 2004.

In 1998 the Compensation Committee established an incentive compensation program under which officers were eligible to receive over a two year period certain cash based incentive compensation. This program was structured in the form of Company loans ranging between 50% to 100% of the officer’s annual base salary. A percentage of these loans up to 100%, including interest, was forgiven subject to the continued employment of the officer in 2002 and 2003 for loans granted in 2001. In accordance with the Sarbanes-Oxley Act of 2002, the Company terminated this program in 2002 and no longer makes loans to its executive officers.

2003 Compensation for the Chairman and Chief Executive Officer

In considering the compensation for the Chairman, Chief Executive Officer and President for the 2003 Fiscal Year, the Compensation Committee reviewed Dr. Fan’s existing compensation arrangements and both Company and individual performance.

The Compensation Committee has set Dr. Fan’s annual compensation, including a significant portion of his compensation based upon the Company’s stock option plan, to provide competitive compensation and to reflect

Dr. Fan’s senior position, his responsibilities, and his past and expected future contributions to the Company’s success, with the objective of incentivizing him to achieve certain key milestones within a specified time frame.

Dr. Fan’s salary for the 2003 Fiscal Year was increased $25,000 from $425,000 to $450,000 reflecting in part a cost of living adjustment as well as an adjustment to reflect the increased duties and obligations of his position. Dr. Fan also participates in the incentive compensation program described under the previous section of this report under which he is eligible to receive over a two year period incentive compensation based on up to 100% of his annual base salary, subject to Dr. Fan’s continued employment with the Company. In 2003, the Compensation Committee granted Dr. Fan options for the purchase of 200,000 shares of Common Stock at an exercise price equal to the fair market value per share at the date of grant with four year vesting. In addition the Compensation Committee issued Dr. Fan restricted stock awards of 25,000 and 70,000 with two and four year vesting periods, respectively. In determining the overall incentive compensation granted to Dr. Fan, the Compensation Committee evaluated Dr. Fan’s overall compensation package relative to that of other chief executives in the Company’s industry, achievement of both individual and Company 2003 performance goals previously described, the level of stock options granted to Dr. Fan in previous years and the need to continue to provide adequate incentive to Dr. Fan.

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Compensation Committee has considered these requirements and believes, except as set forth below, that grants pursuant to the Company’s 2001 Equity Incentive Plan and Supplemental Plan meet the requirement that they be “performance based” and, therefore are exempt from the limitations on deductibility. Historically, the combined salaries and bonuses of each of the Company’s executive officers have been below the $1 million limit. However, restricted stock awards granted under such plans may not be “performance based” under Section 162(m) since the vesting of the Common Stock underlying such awards is subject only to continued employment or other association with the Company. The restricted stock awards granted to certain of our executive officers in December 2003 are subject to such vesting. Depending on the price of our Common Stock at the time of vesting, it is possible that compensation for one or more of our executive officers could exceed the $1 million limit established by Section 162(m). Except as set forth above, the Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.

Compensation Committee

Michael A. Wall, Chairman

David E. Brook

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Andrew H. Chapman, Morton Collins and Michael J. Landine, each of whom is independent under applicable SEC and NASD rules and regulations.

Management has responsibility for the Company’s system of internal controls and the overall financial reporting process. The independent accountant audits the Company’s consolidated financial statements in accordance with generally accepted accounting principles of the United States of America, and issues a report thereon. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. However, certain members of the Audit Committee are not certified public accountants, professional auditors or professionals in the fields of accounting and auditing.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the 2003 Fiscal Year with the Company’s management and Deloitte & Touche LLP, the Company’s independent accountants. The Audit Committee discussed with the Company’s Chief Executive Officer and the Chief Financial Officer the certification process required by the Sarbanes-Oxley Act of 2002. Management represented to the Audit Committee that the Company’s consolidated financial statements for the 2003 Fiscal Year were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants the auditors’ responsibilities, any significant issues arising during the audit, and other matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants’ independence.

Based on its review and the discussion noted above, the Audit Committee recommended to the Board that the Company’s consolidated financial statements for the 2003 Fiscal Year be included in the Company’s Annual Report on Form 10-K for the 2003 Fiscal Year for filing with the Securities and Exchange Commission.

Audit Committee

Morton Collins, Chairman

Andrew H. Chapman

Michael J. Landine

STOCKHOLDER RETURN

PERFORMANCE GRAPH

The following graph compares the performance of the Common Stock to the Nasdaq Stock Market Total Return Index for U.S. Companies (the “Nasdaq Stock Market Index”) and to the S&P 500 Information Technology Index over the last five years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1998 and that all dividends were reinvested.

COMPARISON OF CUMULATIVE RETURN

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG KOPIN CORPORATION, NASDAQ STOCK MARKET— U.S. INDEX AND S&P 500 INFORMATION TECHNOLOGY INDEX

Measurement Point	Kopin Corporation	NASDAQ Stock Market— U.S. Index	S&P Information Technology Index
12/31/98	$100.00	$100.00	$100.00
12/31/99	200.00	185.43	178.74
12/31/00	52.67	111.83	105.63
12/31/01	66.67	88.76	78.31
12/31/02	18.67	61.37	49.01
12/31/03	31.35	91.75	72.16

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 10, 2004 by: (a) all those known by the Company to be beneficial owners of more than 5% of the Common Stock; (b) all Directors; (c) all of the following named executive officers; and (d) all executive officers and directors of the Company as a group:

Name	Amount and Nature of Beneficial Ownership (1)	Percent
John C.C. Fan (2)	2,992,038	4.1
David E. Brook (3)	175,506	*
Andrew H. Chapman (4)	36,000	*
Morton Collins (4)	156,000	*
Chi Chia Hsieh (3)	116,000	*
Michael A. Wall (3)	313,608	*
Bor Yeu Tsaur (5)	519,340	*
Matthew J. Micci (6)	217,875	*
Daily S. Hill (7)	230,500	*
Richard A. Sneider (8)	389,486	*
Hong Choi (9)	181,500	*
All directors and executive officers as a group (11 persons) (10)	5,327,853	7.2
Barclays Bank Trust Company Limited (11)	3,578,512	5.1

*	Less than 1%

(1)	Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2)	Includes 2,525,239 shares representing options that are currently exercisable or exercisable within 60 days.

(3)	Includes 40,000 shares representing options that are currently exercisable or exercisable within 60 days.

(4)	Includes 32,000 shares representing options that are currently exercisable or exercisable within 60 days.

(5)	Includes 483,420 shares representing options that are currently exercisable or exercisable within 60 days.

(6)	Includes 150,000 shares representing options that are currently exercisable or exercisable within 60 days

(7)	Includes 216,500 shares representing options that are currently exercisable or exercisable within 60 days.

(8)	Includes 294,486 shares representing options that are currently exercisable or exercisable within 60 days.

(9)	Includes 165,000 shares representing options that are currently exercisable or exercisable within 60 days.

(10)	Includes 4,018,645 shares issuable to certain directors and executive officers pursuant to options that are currently exercisable or exercisable within 60 days.

(11)	Barclays Bank Trust Company Limited and its related entities are known to be the beneficial owners of an aggregate of more than 5% of our Common Stock. The information set forth in this footnote is based solely on a Schedule 13G filed by such entities on February 17, 2004. In such Schedule 13G, Barclays Global Investors, NA, 45 Freemont St., San Francisco, CA, reported owning 2,387,205 shares; Barclays Global Fund Advisors, 45 Freemont St., San Francisco, CA, reported owning 1,169,107 shares and Barclays Bank PLC, 54 Lombard St., London, England, reported owning 22,200 shares.

Section 16(a)    Beneficial Ownership Reporting Compliance

Based solely on a review of reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 were filed timely by the Company’s directors, executive officers and 10% stockholders during Fiscal Year 2003 with the exception of the following:

(i)	Mr. Brook filed one late Form 5 reporting 3 transactions gifting a total of 7,045 shares of Kopin common stock.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S 2001 EQUITY INCENTIVE PLAN

The Board has authorized, subject to stockholder approval, an increase in the number of shares available under the Company’s 2001 Equity Incentive Plan (the “Plan”) from 3,500,000 to 5,000,000. The Plan is a successor plan to the Company’s 1992 Stock Option Plan under which the Company could grant a total of 15,300,000 options through December 31, 2002. In addition, in March 2001 the Board authorized the Supplemental Plan, which allowed for the issuance of up to 1,300,000 options to acquire the Company’s stock or shares of restricted stock or stock grants.

Purpose.    The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

Administration.    The Plan is administered by the Compensation Committee (the “Committee”) which consists of directors of the Company appointed by the Board. Subject to the provisions of the Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder.

Eligibility.    Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board and directors of or advisers or consultants to the Company. The Plan provides for the grant of incentive stock options to employees (including officers and directors) and the grant of non-qualified stock options or restricted stock awards to employees (including officers, directors and consultants).

Shares Subject to the Plan.    The shares issued or to be issued under the Plan are shares of the Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Previously, no more than 3,500,000 shares could be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization. In no event shall the number of shares of Common Stock covered by options or other awards granted to one person in any one calendar year exceed 25% of the aggregate number of shares of Common Stock subject to the Plan.

Stock Options.    The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of any incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock reported by Nasdaq on March 10, 2004 was $5.68 per share.

Payment for shares purchased upon exercise of any option must be made in full in cash or check when the option is exercised or, if the Committee had so authorized on the grant of an incentive stock option or on or after the grant of a non-qualified stock option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company), by delivery to the Company of (i) shares of Common Stock having a fair market value equal to the exercise price of the shares to be purchased or (ii) the optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved. No option is transferable except by will or the laws of descent and distribution and, during the optionee’s lifetime, the option may be exercised only by the optionee, provided that the Committee may, in its discretion, authorize all or a portion of the non-statutory options to be granted or granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, former spouse, children (including stepchildren), parent, stepparent, sibling, grandchildren, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the optionee, including adoptive relationships, and certain other persons sharing the optionee’s household (each a “Family Member”), (ii) a trust in which a Family Member has more than fifty (50) percent of the beneficial interests, (iii) a foundation in which a Family Member (or the optionee) controls the management of assets, and (iv) any other entity in which a Family Member (or the optionee) owns more than fifty (50) percent of the voting interests. If an optionee’s employment or other association with the Company terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance or retirement, but not by reason of death, any options exercisable on the date of termination expire ninety days after such termination. If an optionee dies, any options exercisable at the time of such death may be exercised by the optionee’s executor or administrator at any time within the shorter of the option period or 12 months after the date of death.

Notwithstanding any other provision of the Plan, the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year shall not exceed $100,000.

Restricted Stock.    The Committee in its discretion may issue shares of restricted stock for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Awards of restricted stock shall be subject to forfeiture or repurchase by the Company at their initial purchase price until such time or times, and/or upon the achievement of such predetermined performance objectives, as the Committee shall determine and shall be set forth in the agreement or instrument evidencing the award of restricted stock. Each award of restricted stock shall be evidenced by a written agreement or instrument in such form as is approved by the Committee.

Shares of restricted stock granted or sold under the Plan are not saleable, transferable or assignable other than to the Company or its assignees or by will or the laws of descent and distribution until such time as the shares of restricted stock are no longer subject to forfeiture or repurchase.

In the event a holder of restricted stock ceases to be an employee, director, consultant and/or advisor, as applicable, of the Company, all shares of restricted stock that remain subject to restrictions at the time his or association with the Company terminates may be returned to or repurchased by the Company at their initial price unless the Committee determines otherwise.

Stock Grants.    The Committee in its discretion may issue shares of stock not subject to restrictions or other forfeiture conditions solely in recognition of significant contributions to the success of the Company in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate.

The Board has appointed the Compensation Committee, which during 2003 was composed of Messrs. David E. Brook and Michael A. Wall.

Tax Considerations.    The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation.

With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Restricted stock issued pursuant to the Plan will be taxed in accordance with Section 83 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. A person that was sold or was granted shares of restricted stock under the Plan will recognize income for tax purposes at the date such shares cease to be subject to the Company’s right to repurchase or reacquire the same, or at the date such shares are sold or granted to the person if such person elects to have the Company’s repurchase or reacquisition right disregarded for tax purposes. The income recognized (the difference between the price paid for the shares, if any, and the fair market value of the shares at the time the employee realizes the income) will be ordinary income to the employee for which the Company will be able to claim a compensation deduction, except to the extent that such deductibility may be subject to the $1 million limit for compensation paid to certain executives of public companies under Section 162(m) of the Internal Revenue Code.

Option and Restricted Stock Grants under the Plan

(as of March 10, 2004)

Name and Position	Shares of Common Stock Underlying Options and Restricted Stock
John C.C. Fan, Chairman, CEO and President	820,000
Richard A. Sneider, Treasurer and Chief Financial Officer	150,000
Hong Choi, Chief Technology Officer	126,500
Bor Yeu Tsaur, Executive Vice President—Display Operations	115,000
Daily S. Hill, Senior Vice President—Gallium Arsenide Operations	99,000
Matthew J. Micci, Vice President	80,000
All executive officers as a group	1,390,500
All directors, excluding executive officers, as a group	300,000
All employees, excluding executive officers, as a group	1,151,925

The Board recommends that the stockholders vote “FOR” the proposed amendment of the Plan to increase to 5,000,000 the number of shares of Common Stock authorized for issuance under the Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment of the Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Deloitte & Touche LLP, independent certified public accountants, have been auditors of the Company since 1985. The Board has recommended that the stockholders ratify the reappointment of Deloitte & Touche LLP as the Company’s auditors for the current year.

A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

The Board recommends that the stockholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting and entitled to vote is required to ratify the reappointment of Deloitte & Touche LLP as the Company’s auditors for the current year. In the event the appointment of Deloitte & Touche LLP should not be approved by the stockholders, the Board will make another appointment to be effective at the earliest possible time.

Fees Paid to the Independent Auditor

Deloitte & Touche LLP and member firms of Deloitte Touche Tohmatsu (collectively, “Deloitte & Touche”) provide audit services to the Company consisting of the annual audit of the Company’s consolidated financial statements contained in the Company’s Annual Report of Form 10-K, the reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal 2003 and consents for filings with the Securities and Exchange Commission.

Audit related fees relate to consultations related to the implementation of Sarbanes-Oxley section 404 and employee benefit plan services. Tax fees consist of tax compliance and consultation services.

Deloitte & Touche did not provide any services related to the financial information systems design and implementation during fiscal 2003 or 2002.

Fee Category	FiscalYear 2003	% of Total	FiscalYear 2002	% of Total
Audit Fees	$206,208	81%	$184,911	72%
Audit-Related Fees	$10,000	4%	$8,500	3%
Tax Fees	$38,102	15%	$63,885	25%
All Other Fees	—	—	—	—

Total Fees	$254,310	100%	$257,296	100%

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Audit Committee approved 100% of the services listed under the preceding captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

STOCKHOLDER PROPOSALS

The Board will make provision for presentation of proposals by stockholders at the 2005 annual meeting of stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than February 5, 2005 to be included in the agenda for that meeting and must be received by the Company no later than November 15, 2004 to be considered for inclusion in the Company’s proxy materials relating to that meeting.

GENERAL

The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the 2003 Fiscal Year. Requests for such report should be directed to Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780, Attention: Chief Financial Officer.

The Company expects to hold its next stockholder meeting on or about April 21, 2005, and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.

JOHN C.C. FAN

Chairman

APPENDIX A

KOPIN CORPORATION

AUDIT COMMITTEE CHARTER

Charter

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Kopin Corporation (the “Company”). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its website at www.kopin.com.

Membership of Committee

The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the independence requirements of The Nasdaq National Market, Inc. (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

All Committee members shall be able to read and understand fundamental financial statements, and at least one member shall have accounting or related financial management expertise sufficient to satisfy the requirements of Nasdaq within the time period prescribed by Nasdaq.

The Committee shall be appointed by the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, if one exists. The chairman of the Committee shall be designated by a majority vote of the full Committee. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

Meetings

The Committee shall meet as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board.

Purposes of the Committee

The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Responsibilities and Processes

The primary responsibility of the Committee is to select, and ensure the independence of, the independent auditor, oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel or other advisors and to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Company also shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Relating to the Independent Auditor

•	The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable, and must report directly, to the Committee, as representatives of the Company’s stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), terminate and replace the independent auditor. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

•	The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent auditor, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

•	The Committee shall discuss with the auditors their independence from management and the Company, and shall review all written disclosures required by the Independence Standards Board to be provided by the independent auditor. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, to the extent required by law.

Relating to Audits and Financial Statements

•	The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	The Committee shall review with management and the independent auditor the audited financial statements (including management’s discussion and analysis contained therein) to be included in the

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Company’s Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

•	The Committee shall similarly review the interim financial statements with management and the independent auditor prior to the filing of the each of the Company’s Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee also shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

•	The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company’s financial statements and results of operations.

Relating to Other Compliance Matters

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The review and approval of the Committee shall be required prior to the Company entering into any transactions with a related party.

•	The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by Nasdaq or the Commission.

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DETACH HERE

PROXY

KOPIN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 21, 2004

The undersigned hereby appoints John C.C. Fan and Richard A. Sneider or either of them as Proxies, with full power of substitution to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 21, 2004 at 10:00 a.m. at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts, or any adjournment thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

KOPIN CORPORATION

c/o EquiServe

P.O. Box 8694

Edison, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

VOTE BY INTERNET	VOTE BY TELEPHONE

1. Log on to the Internet and go to http://www.eproxyvote.com/kopn	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by Telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

1.	PROPOSAL TO ELECT DIRECTOR NOMINEES:		(01) John C.C. Fan;	(02) David E. Brook;
			(03) Andrew H. Chapman;	(04) Morton Collins;
			(05) Chi Chia Hsieh;	(06) Michael A. Wall
(07) Michael J. Landine
	FOR	WITHHELD
	☐	☐

☐

For all nominees except as noted above

2.	PROPOSAL TO AMEND THE COMPANY’S 2001 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE DATE AND SIGN exactly as your name(s) appears at left indicating, where proper, official position or representation capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in the name of two or more persons, all should sign.

Signature:                                                  Date:                                    Signature:                                                  Date: